LINCOLN LOGS LTD.
                                Riverside Drive
                         Chestertown, New York  12817
                            ____________________

                        NOTICE OF THE ANNUAL MEETING
                              OF SHAREHOLDERS

                               June 19, 1996

Notice is hereby given that the Annual Meeting of Shareholders of Lincoln Logs Ltd., a New York corporation (the "Company"), will be held at the Gideon Putnam Hotel, Saratoga Spa State Park, Saratoga Springs, New York, on Wednesday, June 19, 1996, at 11:00 a.m., local time, for the following purposes:

1.To elect a Board of Directors of six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending January 31, 1997; and

3.To transact such other business as may properly come before the Meeting or any adjournment thereof.

The stock transfer books of the Company will not be closed, but only share-holders of record at the close of business on May 6, 1996 will be entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors


Carole P. Hart,
Assistant Secretary

May 16, 1996

You are cordially invited to attend the Meeting and vote your shares. In the event you cannot attend, please fill in, date and sign the enclosed proxy and mail it promptly in the enclosed self-addressed envelope to insure that your shares are represented at the Meeting. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.


                               LINCOLN LOGS LTD.
                                Riverside Drive
                         Chestertown, New York  12817

                             _______________

                             PROXY STATEMENT
                             _______________


The accompanying proxy is solicited by the Board of Directors of Lincoln Logs Ltd., a New York corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 19, 1996, or any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. It is expected that proxy solicitation materials will be first mailed or given to shareholders on or about May 17, 1996. The expense of soliciting proxies will be borne by the Company.

Proxies in the accompanying form, properly executed and received prior to the Meeting and not revoked, will be voted in the manner directed by the shareholders executing such proxies. If no direction is made, executed proxies will be voted for the election of each of the six management nominees for election as directors and for the approval of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company. A shareholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof either by (i) notice in writing received by the Assistant Secretary of the Company, (ii) signing and delivering a new proxy card bearing a later date, or (iii) attendance at the Meeting and voting in person.

The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters which may come before the Meeting. If any other matters should properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment on such matters.

Only shareholders of record at the close of business on May 6, 1996 will be entitled to vote at the Meeting. On May 6, 1996, there were outstanding 1,039,694 shares of the Company's Common Stock, which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.



                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS


Current Board of Directors

The directors of the Company, each of whom was elected by the shareholders to serve as a director at the Annual Meeting of Shareholders which took place on June 28, 1995, and is currently serving a term which will expire at the Annual Meeting of Shareholders which will take place on June 19, 1996, are as follows:

                                 Year first    Position with the
                                 elected a     Company (other than
Name of Director      Age        Director      as a Director)

Leslie M. Apple       46           1982        Special Administrative
                                               Assistant to the President

Susan M. Considine    38           1986        Special Administrative
                                               Assistant to the President

Richard C. Farr       67           1982        Chairman of the Board;
                                               President and Chief Executive
                                               Officer; Treasurer

Samuel J. Padula      72          1985         Special Administrative
                                               Assistant to the President

Reginald W. Ray, Jr.  66          1982         Special Administrative
                                               Assistant to the President

John D. Shepherd      50          1982         Special Administrative
                                               Assistant to the President

Business Experience

Leslie M. Apple has been a practicing attorney with the Albany, New York law firm of Whiteman Osterman & Hanna since January 1995. Prior to joining this firm, Mr. Apple practiced law with Apple, Honen, Sims & Wood, P.C., Albany, New York, since founding that firm in August 1985. Since January 1987, Mr. Apple has been a Special Administrative Assistant to the President.

Susan M. Considine has owned and operated her own retail store since March 1992. Ms. Considine was Executive Vice President of the Company from June 1990 to March 1992 and Assistant Secretary from January 1987 to March 1992, at which time she resigned from those positions to start her own business. Prior to her promotion to the position of Executive Vice President, Ms. Considine was Vice President, Customer and Dealer Service, which position she held from April 1987 to June 1990. From January 1987 to April 1987, Ms. Considine was Vice President, Distributor Development. From September 1984, when she joined the Company, to January 1987, Ms. Considine was employed by the Company in various administrative capacities. Since March 1992, Ms. Considine has been a Special Administrative Assistant to the President. Ms. Considine is the daughter of Richard Considine, formerly a director of the Company until his resignation from the Board in May 1993 and formerly the President and Chief Executive Officer of the Company, from which positions he resigned in December 1991. Ms. Considine is the sister of Barbara J. Durkish, Vice President, Communications and Assistant Secretary of the Company.

Richard C. Farr has been Chairman of the Board of the Company since January 1990 and President and Chief Executive Officer and Treasurer of the Company since December 1991. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President.

Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Oceanport, New Jersey, for more than the past five years. Since January 1987, Mr. Padula has been a Special Administrative Assistant to the President.

Reginald W. Ray, Jr. has been President of The Hunter Corporation, a commercial construction firm in Westport, Connecticut, for more than the past five years. Since January 1987, Mr. Ray has been a Special
Administrative Assistant to the President.

John D. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use in Rahway, New Jersey, from January 1986 to May 1991. Since January 1987, Mr. Shepherd has been a Special Administrative Assistant to the President.

No director of the Company or nominee for director (see "Nominees for Election" below) holds any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act. No director of the Company or nominee for director holds any directorship in a company registered as an investment company under the Investment Company Act of 1940 other than Mr. Farr, who is a director of the Scottish Widows International Fund and the Advantage Mutual Bond Fund.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Strategy Committee. The Audit Committee, whose function is to oversee the Company's financial reporting systems, consists of Messrs. Apple and Padula, and Ms. Considine. The Compensation Committee, whose function is to review and make recommendations to the Board on executive compensation, consists of Messrs. Padula, Ray and Shepherd. The Strategy Committee, whose function is to make recommendations to the Board on the future business direction of the Company, consists of Messrs. Apple, Ray and Shepherd. No meetings of the above committees were held during the past fiscal year. The Company does not have a standing nominating committee or any committee performing a similar function.

Six meetings of the Board of Directors were held during the past fiscal
year.   Each of the incumbent directors of the Company attended at least seventy-five percent of the meetings of the Board of Directors that were held during the past fiscal year, except for Mr. Apple, who attended four of the six meetings.

Nominees for Election

Shares represented by the enclosed proxy, unless otherwise directed, will be voted to elect the six nominees listed below to serve until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each of the nominees has consented to being named a nominee in this Proxy Statement and to serve as a director if elected. In the event any nominee should become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the remaining nominees.

                                 Year first    Position with the
                                 elected a     Company (other than
Name of Director      Age        Director      as a Director)

Leslie M. Apple       46           1982       Special Administrative
                                              Assistant to the President

Susan M. Considine    38           1986       Special Administrative
                                              Assistant to the President

Richard C. Farr       67           1982       Chairman of the Board;
                                              President and Chief Executive
                                              Officer; Treasurer

Samuel J. Padula      72          1985        Special Administrative
                                              Assistant to the President

Reginald W. Ray, Jr.  66          1982        Special Administrative
                                              Assistant to the President

John D. Shepherd      50          1982        Special Administrative
                                              Assistant to the President

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                              EXECUTIVE OFFICERS

The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and is currently serving a one-year term, are as follows:

Name                    Age                   Office(s)

Richard C. Farr         67             Chairman of the Board, President
                                       and Chief Executive Officer;
                                       Treasurer

Barbara J. Durkish      35             Vice President, Communications;
                                       Assistant Secretary

Carole P. Hart          54             Assistant Secretary

Peter M. Hart           56             Vice President, Planning, Customer
                                       Satisfaction and Quality Assurance

John W. Naftzger        55             Vice President, Marketing and Sales

John F. Schumaker       49             Vice President, Design and
                                       Engineering

Richard C. Farr has been Chairman of the Board of the Company since January 1990 and President, Chief Executive Officer and Treasurer of the Company since December 1991. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years.

Barbara J. Durkish has been Vice President, Communications of the Company since July 1987 and Assistant Secretary since June 1992. Ms. Durkish has served in several capacities since she joined the Company in 1979, including Vice President, Consumer Affairs from February 1983 to July 1987, and Secretary of the Company from February 1983 to June 1992. Ms. Durkish is the daughter of Richard Considine, formerly a Director of the Company until his resignation from the Board in May 1993 and formerly the President and Chief Executive Officer of the Company, from which positions he resigned in December 1991. Barbara J. Durkish is the sister of Susan M. Considine, a director of the Company.

Carole P. Hart has been Assistant Secretary of the Company since June, 1995. Prior to her promotion to her current position, Ms. Hart was Senior Staff Administrator, a position she held since joining the Company in April 1994. Prior to joining the Company, Ms. Hart was employed by New England Log Homes, Inc. as the Senior Staff Administrator from January 1981 to January 1994. Ms. Hart is the wife of Peter M. Hart, Vice President, Planning, Customer Satisfaction and Quality Assurance of the Company.

Peter M. Hart has been Vice President, Planning, Customer Satisfaction and Quality Assurance since March 1995. Prior to his promotion to his current position, Mr. Hart was General Manager, Western Region, a position he held since joining the Company in April 1994. Prior to joining the Company, Mr. Hart was employed by New England Log Homes, Inc. from August 1980 to January 1994, where he had served as Senior Vice President and Director of Marketing since 1986. Mr. Hart is the husband of Carole P. Hart, Assistant Secretary of the Company.

John W. Naftzger has been Vice President, Marketing and Sales since August 1993. Prior to his promotion to his present position, Mr. Naftzger was Director of Marketing and Sales, a position he held from May 1992, when he joined the Company, until his most recent promotion in August 1993. Prior to joining the Company, Mr. Naftzger was President of J. Naftzger Communications, a consulting firm, from January 1989 to May 1992.

John F. Schumaker has been Vice President, Design and Engineering since August 1993. Prior to his promotion to his present position, Mr. Schumaker was Director of Design and Engineering for the Company from May 1990 to August 1993. Mr. Schumaker began his career with the Company in November 1983 as a drafter.

Marjory B. Moeller, CPA, Vice President, Finance of the Company since October 1994, retired from her position at the Company effective as of May 3, 1996. A replacement for Ms. Moeller will be elected at the Annual Meeting of the Board of Directors of the Company to be held on June 19, 1996.


                             EXECUTIVE COMPENSATION

The following table sets forth all annual and long term compensation paid by the Company through the latest practicable date to the Chief Executive Officer of the Company and to all executive officers of the Company who received total annual salary and bonus in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended January 31, 1996.

                           Summary Compensation Table

                                        Long Term Compensation
              Annual Compensation       Awards       Payouts
- ---------------------------------------------------------------------------
   (a)      (b)    (c)     (d)      (e)        (f)        (g)   (h)    (i)
                                                                       All
                                                                       Other
                                   Other      Restric-   Op-    LTIP   Comp-
Name  and                          Annual     ted Stock  tions/ Pay-   ensa-
Principal         Salary   Bonus    Compen-    Award(s)   SARs   outs  tion
Position    Year   ($)      ($)    sation       ($)       (#)    ($)    ($)
- ---------------------------------------------------------------------------
Richard C.   1996   0.00    0.00   98,238.00   0.00        0   0.00   0.00
Farr Chief   1995   0.00    0.00  100,294.00   0.00        0   0.00   0.00
Executive    1994   0.00    0.00   29,840.00   0.00        0   0.00   0.00
Officer
- ---------------------------------------------------------------------------
Since becoming President and Chief Executive Officer in December 1991, Mr. Farr has not received any base salary or bonus for serving the Company in those capacities. For the period since January 1990, Mr. Farr has not received any base salary or bonus for serving as Chairman of the Board. Mr. Farr did receive compensation for serving as director during the fiscal years ended January 31, 1996, 1995 and 1994, on the same basis as that received by other directors (see "EXECUTIVE COMPENSATION - Compensation of Directors"). During the fiscal year ended January 31, 1996, and for each of the three previous fiscal years, Mr. Farr has periodically advanced funds to the Company to assist the Company in meeting operating needs. It is anticipated that the Company will repay these advances when its cash position enables it to do so.

No executive officer of the Company received annual salary and bonus exceeding $100,000 during the fiscal year ended January 31, 1996.

Employee Savings Plan

The Company maintains a defined contribution salary reduction plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986 (as amended from time to time, the "Internal Revenue Code") for all employees who have completed one year of service with the Company. Thirty-seven of the Company's employees are currently eligible to participate in the Plan, nineteen of whom have elected to participate. Employees participating in the Plan may elect to defer compensation up to the maximum permitted by the Internal Revenue Code. The Company contributes, on behalf of each participating employee, a percentage amount determined annually by the Company based upon the profits of the Company. Aggregate annual additions on behalf of any employee may not exceed the lesser of 25% of such employee's compensation for any given year or $7,000 (as adjusted for increases in the cost of living as prescribed by regulation by the Secretary of the Treasury, $9,500 for the 1996 calendar year). Contributions to the Plan made by the Company are 20% vested after a participating employee completes three years of service with the Company and continue to vest at the rate of an additional 20% over each of the following four years of employment.

During the fiscal years ended January 31, 1996, 1995 and 1994, $6,972, $98,685 and $170,115, respectively, were paid to employees of the Company pursuant to the Plan.

Stock Option Plan

The Company has in effect a Stock Option Plan (the "Option Plan") which permits the granting of incentive stock options to key employees to purchase up to 132,840 shares of the Company's Common Stock in accordance with the requirements imposed by the Internal Revenue Code. The Option Plan permits the Board of Directors of the Company, or a committee of the Board of Directors consisting of at least three directors, to grant incentive stock options to key employees of the Company. All of the Company's directors, as key employees of the Company, are eligible to receive incentive stock options. As required by the applicable provisions of the Internal Revenue Code, the exercise price of incentive stock options granted under the Option

Plan must be equal to or greater than the fair market value of the shares which are subject to an option on the date the option is granted.

During the fiscal year ended January 31, 1996, no incentive stock options to purchase shares of the Company's Common Stock were granted to any key employees and no incentive stock option previously granted under the Option Plan have been exercised through the date hereof.

The Option Plan also permits the Board of Directors (or the committee which administers the Option Plan), in addition to granting options to key employees intended to qualify as "incentive stock options" under the Internal Revenue Code, to grant stock options which are not intended to qualify as "incentive stock options" to key employees of the Company and directors who are not employees of the Company. 151,000 shares of the Company's Common Stock are reserved for issuance under non-qualified stock options. The Board, or the committee that administers the Option Plan, has the authority to decide to whom non-qualified stock options are granted, as well as the number of shares of the Company's Common Stock that may be purchased under each such option, the exercise price to be paid by the optionee for the shares purchasable upon exercise of such option, and the other terms, conditions and restrictions (if any) of such options (which need not be the same for each non-qualified stock option granted).

During the fiscal year ended January 31, 1996, there were no "non-qualified stock options" issued to any key employees or directors and no "non-qualified stock options" previously granted under the Option Plan have been exercised through the date hereof.

Compensation of Directors

Each director is compensated for his or her services in the amount of $5,000 per year (which amount was reduced during the past fiscal year to $4,438, in accordance with the Company's compensation "set-aside" program, pursuant to which directors, officers and certain other employees of the Company have agreed to forego a percentage of their respective compensation), plus $1,250 for each meeting of the Board of Directors attended. Each member of the Audit, Compensation and Strategy Committees is compensated in the amount of $500 for each Committee meeting attended. Health insurance is available to the directors at the Company's expense. Those directors who do not require health insurance are eligible for other benefits (such as tax preparation by a financial planning service designated by the Company) of comparable value.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Descriptions of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

In August 1984, the Company granted a below-market mortgage loan to Barbara
J. Durkish, a Vice President and the Assistant Secretary of the Company, in the amount of $90,000, repayable with interest at the rate of 6% per annum in equal monthly installments over a 35-year period. The outstanding balance of said loan as of January 31, 1996 and January 31, 1995 was $77,615 and $79,069, respectively.

The Company paid the law firm of Whiteman Osterman & Hanna, of which Leslie
M. Apple, a director of the Company, is a principal, a total of $14,666 for legal services rendered during the past fiscal year. The Company also paid the law firm of Apple, Honen, Sims & Wood, P.C., of which Mr. Apple was a principal prior to joining Whiteman Osterman & Hanna, a total of $7,107 for legal services rendered during the past fiscal year. The Company believes the services provided to it by the law firms of Whiteman Osterman & Hanna and Apple, Honen, Sims & Wood, P.C. were provided to it at a cost comparable to that which the Company would have been required to pay for comparable services from an unaffiliated third party.

Richard Considine, the Company's founder, was a party to a ten-year employment agreement with the Company dated as of March 12, 1986 (the "Employment Agreement"). By mutual agreement between Mr. Considine and the Company, Mr. Considine retired from all positions he held with the Company, including his directorship, effective May 1, 1993. In settlement of their mutual obligations under the Employment Agreement, the Company and Mr. Considine entered into a Stock Purchase, Deferred Compensation, Retirement and Loan Agreement dated as of May 21, 1993 (the "Retirement Agreement"). Under the terms of the Retirement Agreement, the Company has agreed, among other things, to repurchase the shares of the Company's Common Stock held by Mr. Considine and/or members of his family in four installments, to pay Mr. Considine certain deferred compensation which had accrued under the Employment Agreement, and to provide Mr. Considine with certain life and health insurance benefits. In addition to retiring from all positions held by him on the effective date of the Retirement Agreement, Mr. Considine agreed to enter into a non-competition agreement with the Company whereby Mr. Considine agreed not to compete with the Company for a fixed period of time not to extend beyond March 12, 1996. Mr. Considine and members of his family who held shares on the effective date of the Retirement Agreement also entered into a Shareholder Voting Agreement with the Company dated as of May 21, 1993. Pursuant to the terms of the Shareholder Voting Agreement, Mr. Considine and the members of his family, who were a party to the agreemen, agreed to vote their shares of the Company's Common Stock in accordance with the direction of Mr. Richard C. Farr, the Company's Chairman, President, Chief Executive Officer and Treasurer, or the then-current Chairman of the Board. The total liability related to the Retirement Agreement was $747,689, of which $281,805 related to the redemption of 375,740 shares of Company Common Stock and $465,884 related to accrued deferred compensation and other post-employment benefits.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock owned by each such person.

                             Number of Shares          Percent of
                             of Common Stock       Outstanding Common
                             of the Company           Stock of the
Name and Address            Beneficially Owned     Company Beneficially
of Beneficial Owner         as of May 15, 1996    Owned as of May 15, 1995

Richard C. Farr               1,075,802 (1)              22.6%
40 Colony Road
W. Hartford, CT  06117

Austin W. Marxe               1,127,500 (2)              23.7%
153 East 53rd Street
New York, NY 10022

Eleanor Padula                  265,703 (3)               5.6%
6 Leeward Court
Oceanport, NJ  07757

Samual J. Padula                275,140 (4)               5.8%
6 Leeward Court
Oceanport, NJ  07757

John D. Shepherd              1,141,961 (5)              24.0%
1020 Sport Hill Road
Easton, CT  06612

Special Situations              912,000 (6)              19.2%
Fund III, L.P.
153 East 53rd Street
New York, NY  10022

(1)Includes (i) 40,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(2)Includes (i) 162,000 shares owned by Special Situations Fund III, L.P.,
(ii) 750,000 shares subject to the Company's Convertible Subordinated Debentures held by Special Situations Fund III, L.P. which are convertible within 60 days, (iii) 5,000 shares owned by Special Situations Cayman Fund, L.P., and (iv) 200,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days. Certain information regarding Mr. Marxe, Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P. is based on information set forth in the Schedule 13G for the period ended December 31, 1995, filed with the Securities and Exchange Commission on behalf of Mr. Marxe and the various funds with which he is affiliated.

(3)Includes (i) 250,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days, and (ii) 2,100 shares owned jointly by Mrs. Padula with her husband, Mr. Samual J. Padula, a director of the Company, with whom Mrs. Padula shares voting and investment power; excludes 23,040 shares, of which 20,000 are subject to options which are exercisable within 60 days, held by Mr. Padula, as to which Mrs. Padula disclaims beneficial ownership.

(4)Includes (i) 20,000 shares subject to options which are exercisable within 60 days, (ii) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and (iii) 250,000 shares subject to the Company's Convertible Subordinated Debentures held by Mrs. Padula which are convertible within 60 days; excludes 13,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.

(5)Includes (i) 20,000 share subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(6)Includes 750,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days. Special Situations Fund III, L.P. is the successor to Special Situations Fund, L.P. Information regarding Special Situations Fund III, L.P. is based on information set forth in the Schedule 13G for the period ended December 31, 1995, filed with the Securities and Exchange Commission on behalf of Special Situations Fund III, L.P. and other affiliated Reporting Persons.

Security Ownership of Management

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director of the Company and all directors and officers of the Company as a group and the percentage of the shares of the Company's outstanding Common Stock owned by each director of the Company and all directors and officers of the Company as a group. Except securities.

                             Number of Shares              Percent of
                            of Common Stock of         Outstanding Common
                            the Company Bene-         Stock of the Company
                           ficially Owned as of     Beneficially Owned as of
Name                        as of May 6, 1996          as of May 6, 1996

Leslie M. Apple              147,104 (1)(2)(3)               3.1%

Susan M. Considine            20,000 (1)                     0.4%

Richard C. Farr            1,075,802 (4)                    22.6%

Samuel J. Padula             275,140 (1)(5)                  5.8%

Reginald W. Ray, Jr.         198,802 (1)(3)(6)               4.2%

John D. Shepherd           1,141,961 (1)(7)                 24.0%

All officers and           2,873,809 (8)                    60.5%
directors as a group
(11 persons)

(1)Includes 20,000 shares subject to options which are exercisable within 60 days.

(2)Includes 1,000 shares owned by Leslie M. Apple, P.C., a law firm of which Mr. Apple is principal.

(3)Includes 125,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(4)Includes (i) 40,000 shares subject to options which are exercisable within 60 days, and (ii) 1,000,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

(5)Includes (i) 2,100 owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and
(ii) 250,000 shares subject to the Company's Convertible Subordinated Debentures held by Mrs. Padula which are convertible within 60 days; excludes 13,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.

(6)Excludes 12,702 shares owned by Mr. Ray's wife, as to which Mr. Ray disclaims beneficial ownership.

(7)Includes 1,000,000 shares subject to the Company's Convertible
Subordinated Debentures which are convertible within 60 days.

(8)Includes a total of (i) 155,000 shares subject to options which are exercisable within 60 days, and (ii) 2,500,000 shares subject to the Company's Convertible Subordinated Debentures which are convertible within 60 days.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                              SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers, and the persons who own more than ten percent of a registered class of the Corporation's equity securities, to file on Forms 3, 4 and 5, reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Mr. John Shepard was late in filing one Form 4 and one Form 5 to report a purchase of 11,602 shares of the Company's Common Stock. Mr. Reginald W. Ray, Jr. was late in filing one Form 4 and one Form 5 to report a purchase of 11,602 shares of the Company's Common Stock.


                                 PROPOSAL NO. 2
                       APPROVAL OF INDEPENDENT AUDITORS

Subject to approval of the Company's shareholders, the Board of Directors has decided that KPMG Peat Marwick LLP, which firm has been the independent certified public accountants of the Company since 1987, be continued as auditors for the Company. The shareholders are being asked to approve the Board's decision to retain KPMG Peat Marwick LLP for the fiscal year ending January 31, 1997.

A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1997.

                                 ANNUAL REPORT

A copy of the Company's Annual Report for the fiscal year ended January 31, 1996 accompanies this Proxy Statement, but does not constitute a part of the proxy solicitation materials.

ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JANUARY 31, 1996, INCLUDING THE FINANCIAL STATEMENTS THEREIN, BY WRITTEN REQUEST ADDRESSED TO CAROLE P. HART, ASSISTANT SECRETARY, LINCOLN LOGS LTD., RIVERSIDE DRIVE, CHESTERTOWN, NEW YORK 12817. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE WAS A BENEFICIAL OWNER OF SUCH STOCK ON MAY 6, 1996.

                            SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders to be held in 1997 must be received by the Company at Riverside Drive, Chestertown, New York 12817 on or before January 17, 1997.